Exhibit 99.1

Vista Gold Announces First Quarter 2026 Financial Results

Denver, Colorado, April 30, 2026 – Vista Gold Corp. (NYSE American and TSX: VGZ) today announced its unaudited financial results for the quarter ended March 31, 2026, with cash totaling $52.7 million at quarter-end. All dollar amounts in this press release are in U.S. dollars.

Frederick H. Earnest, President and CEO, stated, “During the first quarter, we advanced key work programs supporting our 2026 objectives and closed a public offering for aggregate gross proceeds of $44.85 million, with net proceeds of $42.0 million. Our 2026 priorities include all activities leading to permit modification approvals to align existing permits with the 2025 Mt Todd Feasibility Study; completing pre-development optimizations to provide key inputs for detailed engineering and design; expanding corporate capability by building an Australia-based team to lead project development; and advancing project execution planning.”

The Company has commenced the process to obtain permit modifications and is actively engaged with consultants, regulators, and stakeholders. Some modifications have already been submitted, and programs to support other submissions are in progress. Management anticipates that the approval of these modifications will take place over time, with the final approval expected in 2027.

Vista is advancing pre-development optimizations in line with the recommendations presented in the 2025 Mt Todd Feasibility Study. Recent drilling has provided core for selective metallurgical testing to optimize grind size and gold recoveries, and provide data for the optimal selection and sizing of equipment in the process plant. A geotechnical review has commenced, with drilling and geotechnical mapping in progress in the Batman pit to assess the opportunity to steepen the west pit wall, reduce stripping, and potentially convert additional mineral resources to mineral reserves.

Since the start of the year, Vista has hired four project management team members to be based in Perth and an approvals manager based in Darwin. The Company has expanded its management capacity in the areas of projects/technical services, external relations/social performance, legal, and administration/finance. Recruiting is ongoing for an Australian-based managing director who will be responsible for delivering the Mt Todd project. Later this year, the Company plans to begin building the broader project development team.

Summary of Financial Results

Vista reported a consolidated net loss of $3.1 million, or $0.02 per common share, for the quarter ended March 31, 2026, compared to a consolidated net loss of $2.7 million, or $0.02 per common share, for the quarter ended March 31, 2025.

Cash and cash equivalents totaled $52.7 million at March 31, 2026, compared to $13.6 million at December 31, 2025. On March 9, 2026, the Company closed an underwritten public offering of 17,940,000 common shares for total aggregate gross proceeds of $44.85 million, with net proceeds of $42.0 million. Vista continued to have no debt.

Management Conference Call

Management’s conference call to review financial results for the quarter ended March 31, 2026 and to discuss corporate and project activities is scheduled for May 1, 2026 at 7:00 a.m. MDT (9:00 a.m. EDT).

Participant Toll Free: +1 (800) 717-1738

Participant International: +1 (289) 514-5100

Conference ID: 06421

This call will be archived and available at www.vistagold.com after May 1, 2026. An audio replay will also be available through May 18, 2026 by calling toll-free in North America +1 (888) 660-6264 or +1 (289) 819-1325 using passcode 06421#.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

About Vista Gold Corp.

Vista holds the Mt Todd gold project, located in the Tier-1 mining jurisdiction of Northern Territory, Australia. Mt Todd is among the largest development-stage projects in Australia. The Company has defined a clear pathway to value realization, targeting the commencement of detailed engineering and design in 2027. This milestone is expected to initiate an approximately 27-month period of design, construction, and commissioning, culminating in first gold production.

Mt Todd offers strong project economics, significant initial production, and compelling expansion and exploration upside. Mt Todd benefits from advanced local infrastructure, options for future expansion, and broad community support, underpinning its potential to become a long-lived, globally significant gold operation.

For further information about Vista or Mt Todd, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information. These forward-looking statements and forward-looking information include, but are not limited to statements regarding such things as the Company’s 2026 objectives and priorities; management anticipates that the approval of permit modifications will take place over time, with the final approval expected in 2027; drilling and geotechnical mapping is in progress in the Batman pit to assess the opportunity to steepen the wall pit, reduce stripping, and potentially convert additional mineral resources to mineral reserves; recruiting is ongoing for an Australian-based managing director who will be responsible for delivering the Mt Todd project; the Company plans to begin building the broader project development team later this year; Mt Todd milestones and results; the Company’s financial results as at March 31, 2026; the Company’s belief that Northern Territory, Australia is a Tier-1 mining jurisdiction; the Company’s belief that Mt Todd is among the largest development-stage projects in Australia; the Company’s belief that it has defined a clear pathway to value realization, targeting the commencement of detailed engineering and design in 2027; this milestone is expected to initiate an approximate 27-month period of design, construction, and commissioning, culminating into first gold production; the Company’s belief that the Mt Todd project offers strong project economics, significant initial production, and compelling expansion and exploration upside; the Company’s belief that Mt Todd benefits from advanced local infrastructure, options for future expansion, and broad community support, underpinning its potential to become a long-lived, globally significant gold operation; and statements related to the Company’s strategy. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this news release include the following: the Company’s forecasts and expected cash flows; the Company’s projected capital and operating costs; the Company’s expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; the Company’s approved business plans, mineral resources and mineral reserves estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on the Company’s projects, if any; the Company’s experience with regulators; political and social support of the mining industry in Australia; the Company’s experience and knowledge of the Australian mining industry and the Company’s expectations of economic conditions and the price of gold. When used in this news release or elsewhere, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future capital costs, operating costs, non-operating costs, and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on the Company’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in March 2026, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements or forward-looking information whether as a result of new information, future events or otherwise.